Dixon Ticonderoga Company
                            195 International Parkway
                               Heathrow, FL 32746


                  Notice of 2003 Annual Meeting of Stockholders
                  ---------------------------------------------

Fellow Stockholder:

     You are cordially invited to attend the 2003 Dixon Ticonderoga Company Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time on March 7, 2003 at our executive offices at 195 International Parkway, Heathrow, Florida 32746, to:

        o   Elect three directors, each for a term of three years; and

        o   Conduct other business properly brought before the meeting.

     Stockholders of record at the close of business on January 17, 2003 may vote at the meeting.

     Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

     I look forward to seeing you at the meeting.


                                          Sincerely yours,


                                          /s/  Gino N. Pala
                                          -----------------
                                          Gino N. Pala
                                          Chairman
Heathrow, Florida
February 7, 2003

                                 PROXY STATEMENT
                                 ---------------
                                       for
                                       ---
                            DIXON TICONDEROGA COMPANY
                            -------------------------
                       2003 Annual Meeting of Stockholders
                       -----------------------------------



                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
                 -----------------------------------------------



General
-------

     We sent you this Proxy Statement and the enclosed proxy card because Dixon Ticonderoga Company's Board of Directors is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about February 7, 2003 to all stockholders entitled to vote. The Company will pay the cost of this proxy solicitation. Stockholders who own Dixon Ticonderoga Company common stock at the close of business on January 17, 2003 are entitled to vote. On this record date, there were 3,192,832 shares of common stock outstanding. We are also sending along with this Proxy Statement, the Company's Annual Report on Form 10-K, which includes our financial statements.

Voting Methods
--------------

     You can vote on matters to come before the meeting in two ways:

        o   You can come to the Annual Meeting and cast your vote there; or

        o You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named on the card will vote your shares in the manner you indicate. If you do not indicate how your shares should be voted, the shares represented by your properly completed proxy will be voted for the nominees for director.

     Each share of common stock you own entitles you to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for that purpose.

Giving Your Proxy to Someone Other than Individuals Designated on the Card
--------------------------------------------------------------------------

     If you want to give your proxy to someone other than individuals noted on the proxy card:

        o Cross out the names of those individuals and insert the name of the individual you are authorizing to vote; or

        o   Provide  a  written   authorization   to  the   individual  you  are
            authorizing to vote along with your proxy card.

The Quorum Requirement
----------------------

     A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the Company's stockholders are present in person or by proxy, a quorum will exist. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker "non-vote" occurs when a broker votes on some matters on the proxy card but not on others because it does not have the discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Vote Necessary for Action
-------------------------

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Action on other matters is by affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on that matter. Abstentions and "non-votes" are not counted as votes cast for purposes of, and therefore will have no impact as to, the election of directors. Abstentions will be treated as being present and entitled to vote on matters other than the election of directors and, therefore, will have the effect of votes against those matters. A broker "non-vote" is treated as not being entitled to vote on those matters and, therefore, is not counted for purposes of determining whether the mattes have been approved.

Revocability of Proxy
---------------------

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in one of three ways:

        o   You may send in another proxy with a later date.

        o You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

        o   You may vote in person at the Annual Meeting.

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on January 17, 2003, the record date for voting.

Matters Raised at the Meeting Not Included in This Statement
------------------------------------------------------------

     We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter directed by the Board of Directors.


                THE DIXON TICONDEROGA COMPANY BOARD OF DIRECTORS,
                -------------------------------------------------
                        EXECUTIVE OFFICERS AND COMMITTEES
                        ---------------------------------


Structure
---------

     Our Board of Directors consists of nine seats which are divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term.

     At the 2003 Annual Meeting, the terms of three directors are expiring. Those directors nominated for election at this annual meeting would hold office for a three-year term expiring in 2006. Other directors are not up for election this year and will continue in office for the remainder of their terms. Under the Company's Bylaws, the Board of Directors may fill vacancies in Board seats.

     If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting.

Directors Nominated This Year for Terms Expiring in 2006
--------------------------------------------------------

     BEN BERZIN, JR., 54, Executive Vice President, PNC Bank, N.A. (commercial bank) since 1990. Mr. Berzin has been a director of the Company since 1994.

     KENT KRAMER, 58, Chief Executive Officer of Professional Sports Marketing, Inc. (sports marketing) since 1992. Mr. Kramer has been a director of the Company since 1997.

     DIEGO CESPEDES CREIXELL, 44, President, Grupo Dixon S.A. de C.V., (an indirect subsidiary of the Company) since 1996. Mr. Cespedes has been a director of the Company since 2000.

Your Board of Directors recommends a vote FOR these nominees.

Directors up for Election in 2004
---------------------------------

     GINO N. PALA, 74, Chairman of the Board of Directors and Co-Chief Executive Officer of the Company since 1999; prior thereto, Chairman, President and Chief Executive Officer of the Company since 1989. Mr. Pala has been a director of the Company since 1978. Mr. Pala is the father-in-law of Mr. Joyce.

     RICHARD F. JOYCE, 47, Vice Chairman of the Board of Directors, President and Co-Chief Executive Officer of the Company since 1999; prior thereto, Vice Chairman, President and Chief Operating Officer of the Company's Consumer Group and Chief Legal Executive since 1996. Mr. Joyce has been a director of the Company since 1982. Mr. Joyce is the son-in-law of Mr. Pala.

     JOHN RITENOUR, 51, Chief Executive Officer, Insurance Office of America (insurance agency) since 1989. Mr. Ritenour has been a director of the Company since 1999.


Directors up for Election in 2005
---------------------------------

     PHILIP M. SHASTEEN, 53, attorney, stockholder and member of the Board of Directors of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. (law firm) since 1992. Mr. Shasteen has been a director of the Company since 1986.

     RICHARD A. ASTA, 46, Executive Vice President of Finance and Chief Financial Officer of the Company since 1990. Mr. Asta has been a director of the Company since 1999.

     WESLEY D. SCOVANNER, 56, President, Wesley D. Scovanner & Associates, Inc., (financial and business consulting) since 1983. Mr. Scovanner was appointed to fill a vacant seat on the board in December 2002.


Board Meetings and Committees
-----------------------------

     The Company's fiscal year runs from October 1 through September 30. In the 2002 fiscal year, our Board of Directors met eight times. In addition to meetings of the Board, some directors attended meetings of the Board's audit committee and often considered issues separate from these meetings. During the 2002 fiscal year, no director attended fewer than 75% of the Board and committee meetings.

     Our Board has two standing committees.

     The Audit Committee performs certain functions and has responsibilities as set forth in the report below. Present members of the committee are Messrs. Ben Berzin, Jr. (Chairman), Kent Kramer and Wesley D. Scovanner, all independent (as defined in the American Stock Exchange listing standards) members of the Board. During fiscal 2002, the committee held four meetings. The audit committee has adopted a written charter that outlines its responsibilities.

Audit Committee Report
----------------------

     The following report has been submitted by the audit committee of the Board.

     The primary function of the audit committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and all audit processes.

     The general responsibilities of the audit committee include: providing open avenues of communication between the independent accountants and the Board; reporting significant audit committee actions to the full Board and making appropriate recommendations to the Board; and conducting or authorizing investigations into matters within the audit committee's scope of responsibility including retaining independent counsel, accountants, or others as necessary to assist in an investigation. The audit committee has adopted a charter that outlines these responsibilities.

     During fiscal year 2002, the audit committee has received disclosure (including the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1) from and discussed with PricewaterhouseCoopers LLP, our independent accountants, regarding its relationships with the company and any other matters required to be discussed with the audit committee. Among those matters, the audit committee believes that any additional non-audit services rendered by the independent accountants were compatible with their ability to maintain their independence. The audit committee has discussed the audited financial statements for fiscal year 2002 and the report thereon with the independent accountants and with management.

     Based upon the review and discussions described above, the audit committee recommended to the Board that the company's audited financial statements for the fiscal year ended September 30, 2002 be included in the company's Annual Report on Form 10-K.

     The foregoing has been approved by all members of the audit committee.

                              Ben Berzin (Chairman)
                                   Kent Kramer
                               Wesley D. Scovanner

     The Compensation Committee reviews the Company's compensation practices and approves its compensation programs and plans. Present members of the committee are John Ritenour (Chairman) and Philip M. Shasteen. During fiscal 2002, the committee held no meetings.

     The Board does not have a nominating committee.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     No compensation committee members are or have been officers or employees of the Company and none had interlocking relationships with any other entities, including any of the type that would be required to be disclosed in this Proxy Statement.

Director Compensation
---------------------

     Of our current Board members, Messrs. Pala, Joyce, Asta and Cespedes are salaried employees of the Company. Board members who are not salaried employees of Dixon Ticonderoga Company receive separate compensation for Board service. That compensation includes an annual retainer of $7,500 and attendance fees of $400 for each Board meeting and $450 for each Board committee meeting. Salaried employee Board members receive attendance fees of $350 for each Board meeting. We also reimburse the non-employee Board members for expenses related to their attendance. In the past, Board members were granted options to purchase Company common stock, but no options have been granted to Board members since fiscal 2001.

Executive Officers
------------------

     In addition to Messrs. Pala, Joyce, Asta and Cespedes, the following persons are executive officers of the Company:

     LEONARD D. DAHLBERG, JR., 52, Executive Vice President of Operations since August 2000; prior thereto Executive Vice President of Procurement since
1999;
prior thereto Executive Vice President, Industrial Group from 1996 until 1999; prior thereto Executive Vice President of Manufacturing/Consumer Products Division from 1995 until 1996; prior thereto Senior Vice President of Manufacturing from 1993 until 1995.

     JOHN ADORNETTO, 61, Vice President and Corporate Controller since 1991.

Employment Agreements
---------------------

     The Company has an employment agreement with Mr. Pala which has a rolling one-year term until the Company or Mr. Pala terminates it. As of December 31, 2002, Mr. Pala is to receive base salary at a rate of not less than $278,800 per annum, subject to increase from time to time in accordance with normal business practices of the Company and, if so increased, the salary may not be decreased. Under the agreement, Mr. Pala is also entitled to participate in other compensation programs and other benefits of the Company.

     The Company may terminate Mr. Pala's employment for cause (as defined in the Agreement), in which case the Company will pay Mr. Pala his full salary through the date of termination. If the Company terminates the agreement other than for cause or other than for Mr. Pala's disability, or if Mr. Pala terminates the agreement for good reason (as defined in the agreement), Mr. Pala will:

        o   Continue to receive his full salary through the date of termination;

        o Receive an amount equal to the product of (i) his annual salary, multiplied by (ii) the greater of the number of years remaining in the term of employment under the agreement or the number two, such payment to be made (a) if resulting from a termination based on a change of control of the Company, in a lump sum on or before the fifth day following the date of termination, or (b) if resulting from any other cause, in substantially equal semi-monthly installments; and

        o Receive a bonus in an amount determined by multiplying his base salary by a percentage that is the average percentage of base salary that was paid (or payable) to him as a bonus under any Company bonus plan or arrangement, for the three full fiscal years of the Company immediately preceding the termination.

     The Company has entered into employment agreements with Messrs. Joyce, Asta and Dahlberg which are similar in their terms to the agreement the Company entered into with Mr. Pala, except that Mr. Joyce's, Mr. Asta's and Mr. Dahlberg's minimum salaries as of December 31, 2002, are $225,802, $196,370 and $123,690 per annum, respectively.

Certain Transactions
--------------------

     The Company has loans outstanding to Messrs. Pala, Joyce and Asta in the principal amounts of $204,000, $127,000 and $125,000, respectively. The proceeds of the loans were used by the borrowers to purchase common stock from the Company at the time that they exercised stock options. At the time the shares of common stock are sold, the loans must be repaid. Interest on a portion of the loans accrues at the rate of 8% per annum.

Executive Compensation
----------------------

     The following tables show salaries, bonuses and other compensation paid during the last three fiscal years and aggregate options granted in 2001 for the Chairman and Co-Chief Executive Officer, the President and Co-Chief Executive Officer and the Company's other executive officers. No options were granted to executive officers in fiscal 2000 or 2002.


--------------------------------------------------------------------------------
                           Summary Compensation Table
                           --------------------------
                                                                     Long-Term
                        .........Annual.....Compensation.........  Compensation
                                                                      Awards
-------------------------------------------------------------------------------
                                                       Other        Securities
      Name and                                         Annual       Underlying
Principal Position        Year    Salary    Bonus   Compensation(1) Options (#)
-------------------------------------------------------------------------------
Gino N. Pala               2002  $278,800        -0-  $ 39,846          -0-
  Chairman and Co-Chief    2001  $278,800  $ 11,000   $ 41,096      26,600
  Executive Officer        2000  $278,800  $  7,000   $ 52,179          -0-

-------------------------------------------------------------------------------

Richard F. Joyce           2002  $225,802        -0-  $ 37,827          -0-
  President and Co-Chief   2001  $223,269  $  9,393   $ 32,525      31,500
  Executive Officer        2000  $217,118  $  7,000   $ 30,779          -0-
-------------------------------------------------------------------------------

Richard A. Asta            2002  $196,370        -0-  $ 34,133          -0-
  Executive Vice President 2001  $194,423  $  7,549   $ 25,911      19,800
  of Finance and Chief     2000  $188,798  $  9,562   $ 33,861          -0-
  Financial Officer
-------------------------------------------------------------------------------

Diego Cespedes Creixell    2002  $182,939  $ 22,969   $ 11,298          -0-
  President, Grupo Dixon   2001  $149,633  $  8,417   $ 21,032      15,000
  S.A. de C.V.             2000  $133,530  $  5,459   $129,678          -0-

-------------------------------------------------------------------------------

Leonard D. Dahlberg, Jr.   2002  $123,690        -0-  $ 19,179          -0-
  Executive Vice President 2001  $121,896  $  9,277   $ 13,791       7,800
  of Operations            2000  $117,800  $  4,712   $ 14,650          -0-
-------------------------------------------------------------------------------

John Adornetto             2002  $121,600        -0-  $ 11,875          -0-
  Vice President and       2001  $120,433  $  7,120   $  7,037       8,100
  Corporate Controller     2000  $117,600  $  7,056   $  8,233          -0-
-------------------------------------------------------------------------------

(1) The totals in this column reflect the aggregate value of the Company contributions under a modified 401(k) Thrift Plan, 401(k) Mirror Plan, gain from the exercise of stock options and subsidiary stock bonus plan, directors fees and perquisites (including personal and non-plan benefits).

Aggregated Option Exercises in 2002 and 2002 Year-End Option Values
-------------------------------------------------------------------

     No options were exercised in fiscal 2002. The following table provides information with respect to the shares of Company common stock underlying options at 2002 fiscal year end. None of the options held by the Company's executive officers are in the money. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying common stock on a particular date:


                                    Number of Securities Underlying
                                    -------------------------------
                                    Unexercised Options at Year-End
                                    -------------------------------

Name                               Exercisable        Unexercisable
----                               ------------       -------------

Gino N. Pala                         48,650                19,950

Richard F. Joyce                     82,875                23,625

Richard A. Asta                      40,950                14,850

Diego Cespedes Creixell              18,750                11,250

Leonard D. Dahlberg, Jr.             21,950                 5,850

John Adornetto                       17,025                 6,075


Options Granted in Fiscal 2002
------------------------------

     No options to purchase shares of the Company's Common Stock were granted in fiscal 2002.

Report of the Compensation Committee on Executive Compensation
--------------------------------------------------------------

     The Compensation Committee reviews and recommends to the Board any changes in compensation for the Company's executive officers and the compensation for any new executive officers. Compensation for other Company employees is determined by the Company's executive officers.

     While recognizing the Chairman's role in the achievement of significantly higher 2002 cash flows from operations and the completion of certain key strategic initiatives (such as the Company's debt restructuring), no salary increase or bonus was awarded to him in 2002. Similarly, although recognizing his role in 2002 accomplishments, the President and Co-Chief Executive Officer did not receive a salary increase or bonus in 2002.

     The  foregoing  report is  submitted  by the  members  of the  Compensation
Committee:

                            John Ritenour (Chairman)
                               Philip M. Shasteen

Share Ownership Of Officers and Directors
-----------------------------------------

     The following table shows, as of December 31, 2002, the Dixon Ticonderoga Company common stock owned beneficially by the directors, nominees for directors and executive officers of the Company.

-------------------------------------------------------------------------------
                                             Amount and Nature      Percentage
                                               of Beneficial        of Voting
Name of Beneficial Owner                         Ownership          Securities
-------------------------------------------------------------------------------

Gino N. Pala                                      948,095(1)           29.2%
Richard F. Joyce                                  122,930(2)            3.8%
Richard A. Asta                                    99,095(3)            3.1%
Diego Cespedes Creixell                            18,750(4)              *
Philip M. Shasteen                                 26,269(5)              *
Ben Berzin, Jr.                                    24,500(5)              *
Kent Kramer                                        20,500(5)              *
Wesley D. Scovanner                                      -0-              *
John Ritenour                                      20,000(5)              *
Leonard D. Dahlberg, Jr.                           30,044(6)              *
John Adornetto                                     26,571(7)              *
All directors and executive officers as a group 1,362,651(8)           39.2%

*    Indicates ownership is less than 1%.
(1) Includes 490,870 shares owned by him over which he has sole voting and investment power and 408,575 shares over which he has sole voting and shared investment power only. In addition, includes an option to purchase 48,650 shares that can be exercised within the next sixty days.
(2) Includes options to purchase 82,875 shares that can be exercised within the next sixty days. Does not include an irrevocable trust having 97,420 shares for which Deborah Joyce (daughter of Gino N. Pala and spouse of Richard F. Joyce) acts as Trustee.
(3) Includes options to purchase 40,950 shares that can be exercised within the next sixty days.
(4) Includes options to purchase 18,750 shares that can be exercised within the next sixty days.
(5) Includes options to purchase 10,000 shares that can be exercised within the next sixty days.
(6) Includes options to purchase 21,950 shares that can be exercised within the next sixty days.
(7) Includes options to purchase 17,025 shares that can be exercised within the next sixty days.
(8) Includes options to purchase 281,350 shares that can be exercised within the next sixty days.

                    PERSONS OWNING MORE THAN FIVE PERCENT OF
                    ----------------------------------------
                         DIXON TICONDEROGA COMPANY STOCK
                         -------------------------------


     The following table shows, as of December 31, 2002, all persons we know to be "beneficial owners" of more than 5% of Dixon Ticonderoga Company common stock.(1)



-------------------------------------------------------------------------------------------
                                    Voting         Dispositive
                                   Authority        Authority     Total Amount
                                   ---------        ---------     Of Beneficial     Percent
Name and Address                 Sole    Shared   Sole    Shared    Ownership      Of Class
-------------------------------------------------------------------------------------------
Gino N. Pala                    948,095*  -0-    539,520* 408,575    948,095        29.2%
c/o Dixon Ticonderoga Company
195 International Parkway
Heathrow, FL  32746

Dimensional Fund Advisors, Inc  160,750   -0-    160,750       -0-   160,750         5.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401


* Includes option to purchase 48,650 shares that can be exercised within the next 60 days.

(1) "Beneficial Ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially own" Company stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

                                PERFORMANCE GRAPH
                                -----------------


     The graph below compares the five-year total return to stockholders for the Company common stock with the comparable return of the two indexes listed. The graph assumes that you invested $100 in Company common stock and in each of the indexes on September 30, 1997. Points on the graph represent the performance as of the last business day of the years indicated.



           Comparison of Five Year Cumulative Total Stockholder Return
          ------------------------------------------------------------

              Among Dixon Ticonderoga Company, Russell 2000 Index,
              ----------------------------------------------------

                     A New Peer Group And An Old Peer Group
                     --------------------------------------


                                [OBJECT OMITTED]



--------------------------------------------------------------------------------
September 30,                    1997    1998    1999   2000    2001    2002
--------------------------------------------------------------------------------
Dixon Ticonderoga Company       100.00   71.84  63.11   35.92   19.42   9.24
Russell 2000                    100.00   80.98  96.43  118.98   93.75  85.03
New Peer Group                  100.00   70.89  45.98   52.26   47.72  52.95
Old Peer Group                  100.00   70.72  42.59   42.12   40.12  48.24
--------------------------------------------------------------------------------

* $100 INVESTED ON 9/30/1997 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING SEPTEMBER 30.

                                  OTHER MATTERS
                                  -------------


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Based solely upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

Stockholder Proposals for the 2004 Annual Meeting
-------------------------------------------------

     If you want to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for possible inclusion in the Company's 2002 Proxy Statement, you must do so on or before October 10, 2003. Notice to the Company of a stockholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and you may not bring it before the 2004 Annual Meeting, if we receive it after December 24, 2003.

Solicitation
------------

     The Company is soliciting this proxy at its expense on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person.

Stockholder List
----------------

     A stockholder list will be available for your examination during normal business hours at the Company's executive offices at 195 International Parkway, Heathrow, FL 32746, at least ten days prior to the annual meeting.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ------------------------------

     Representatives of PricewaterhouseCoopers will be in attendance at the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from the stockholders. Based on a recommendation from the Company's Audit Committee, the Board of Directors of the Company has selected PricewaterhouseCoopers to continue to serve as the Company's auditor for the 2003 fiscal year

Audit Fees
----------

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the that fiscal year were $227,500 of which an aggregate amount of $15,000 had been billed through September 30, 2002.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     PricewaterhouseCoopers LLP did not provide the Company with services relating to financial information systems design and implementation for the fiscal year ended September 30, 2002.

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 30, 2002 were $107,750, and consisted principally of fees for audits of the Company's benefit plans and fees for tax-related services. In reviewing non-audit services that may have been provided by PricewaterhouseCoopers LLP, including any services under "Financial Information Systems Design and Implementation Fee," above, the Company's Audit Committee considered whether the provision of such services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------
                            TO BE HELD MARCH 7, 2003
                            ------------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           -----------------------------------------------------------


     The undersigned hereby appoints Gino N. Pala and Richard F. Joyce, and each or either of them, proxies, with full power of substitution in each of them, in the name, place, and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Dixon Ticonderoga Company on March 7, 2003, at 10:00 a.m. Eastern Standard Time, or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.   Election of Directors

     |_| For all nominees listed below (except as marked to the contrary below)

     |_| Withhold Authority to vote for all nominees listed below

         Ben Berzin, Jr.        Kent Kramer         Diego Cespedes Creixell

         (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space below.
           Do not mark "Withhold Authority" above unless you intend to withhold authority to vote for both nominees.)

        ----------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

                                          Record Date Shares: _________________

Dated:  ________________,2003             _____________________________________
                                          Signature of Shareholder

                                          -------------------------------------
                                          Signature of Shareholder